                                                                      Exhibit 25


               Statement as to the Eligibility of the Indenture Trustee
                   under the Indenture (Form T-1) with respect to
                       Caterpillar Financial Asset Trust 1998-A

                                                  Registration No. 333-53721

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                       FORM T-1

                               STATEMENT OF ELIGIBILITY
                        UNDER THE TRUST INDENTURE ACT OF 1939
                    OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                    OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)  X
                                                            ---


                          THE FIRST NATIONAL BANK OF CHICAGO
                 (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

   A NATIONAL BANKING ASSOCIATION                       36-0899825
                                                               (I.R.S. EMPLOYER
                                                         IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS             60670-0126
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                          THE FIRST NATIONAL BANK OF CHICAGO
                         ONE FIRST NATIONAL PLAZA, SUITE 0286
                            CHICAGO, ILLINOIS   60670-0286
               ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
              (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)



                       CATERPILLAR FINANCIAL ASSET TRUST 1998-A
                 (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)



     DELAWARE                                                         PENDING
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)

C/O CHASE MANHATTAN BANK DELAWARE, AS OWNER TRUSTEE
1201 MARKET STREET
9TH FLOOR
WILMINGTON, DELAWARE                                         19801
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)

                      CATERPILLAR FINANCIAL FUNDING CORPORATION
         (EXACT NAME OF DEPOSITOR OF THE OBLIGOR AS SPECIFIED IN ITS CHARTER)



     NEVADA                                            PENDING
(STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)


GREENVIEW PLAZA
2950 EAST FLAMINGO ROAD, SUITE E-4
LAS VEGAS, NEVADA                                           89121
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)


             CATERPILLAR FINANCIAL ASSET TRUST 1998-A ASSET BACKED NOTES
                           (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
               INFORMATION AS TO THE TRUSTEE:

               (a)  NAME AND ADDRESS OF EACH EXAMINING OR
               SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

               Comptroller of Currency, Washington, D.C.;
               Federal Deposit Insurance Corporation,
               Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..

               (b)  WHETHER IT IS AUTHORIZED TO EXERCISE
               CORPORATE TRUST POWERS.

               The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
               IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
               SUCH AFFILIATION.

               No such affiliation exists with the trustee.


ITEM 16.       LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
               PART OF THIS STATEMENT OF ELIGIBILITY.

               1. A copy of the articles of association of the trustee now in effect.*

               2. A copy of the certificates of authority of the trustee to commence business.*

               3. A copy of the authorization of the trustee to exercise corporate trust powers.*

               4.   A copy of the existing by-laws of the trustee.*

               5.   Not Applicable.

               6.   The consent of the trustee required by
                    Section 321(b) of the Act.

               7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

               8.   Not Applicable.

               9.   Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 21st day of July, 1998.


                    THE FIRST NATIONAL BANK OF CHICAGO,
                    TRUSTEE

                    BY        /s/  STEVEN M. WAGNER
                      -------------------------------------
                       STEVEN M. WAGNER
                       FIRST VICE PRESIDENT



* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-3 OF U S WEST CAPITAL FUNDING, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1998 (REGISTRATION NO. 333-51907-01).

                                      EXHIBIT 6



                         THE CONSENT OF THE TRUSTEE REQUIRED
                             BY SECTION 321(b) OF THE ACT


                                             July 21, 1998



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Caterpillar Financial Asset Trust 1998-A and The First National Bank of Chicago, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                    Very truly yours,

                    THE FIRST NATIONAL BANK OF CHICAGO



                         BY:       /s/  STEVEN M. WAGNER
                            ------------------------------------
                               STEVEN M. WAGNER
                               FIRST VICE PRESIDENT

                                      EXHIBIT 7


Legal Title of Bank:   The First National Bank of Chicago
Call Date: 03/31/98     ST-BK:  17-1630 FFIEC 031
Address:               One First National Plaza, Ste 0460             Page RC-1
City, State  Zip:      Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8
                      ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET




                                                         DOLLAR AMOUNTS IN THOUSANDS                  C400
                                                                                                    --------

ASSETS
1.   Cash and balances due from depository institutions (from Schedule
     RC-A):                                                                       RCFD
                                                                                  ----
     a. Noninterest-bearing balances and currency and coin(1). . . . . . . .      0081      4,141,168        1.a
     b. Interest-bearing balances(2) . . . . . . . . . . . . . . . . . . . .      0071      5,142,787        1.b
2.   Securities
     a. Held-to-maturity securities(from Schedule RC-B, column A). . . . . .      1754              0        2.a
     b. Available-for-sale securities (from Schedule RC-B, column D) . . . .      1773      7,819,811        2.b
3.   Federal funds sold and securities purchased under agreements to
     resell. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1350      5,619,157        3.
4.   Loans and lease financing receivables:                                       RCFD
     a. Loans and leases, net of unearned income (from Schedule                   ----
     RC-C) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2122     26,140,376        4.a
     b. LESS: Allowance for loan and lease losses. . . . . . . . . . . . . .      3123        417,371        4.b
     c. LESS: Allocated transfer risk reserve. . . . . . . . . . . . . . . .      3128              0        4.c
                                                                                  RCFD
     d. Loans and leases, net of unearned income, allowance, and reserve          ----
     (item 4.a minus 4.b and 4.c). . . . . . . . . . . . . . . . . . . . . .      2125     25,723,005        4.d
5.   Trading assets (from Schedule RD-D) . . . . . . . . . . . . . . . . . .      3545      5,795,159        5.
6.   Premises and fixed assets (including capitalized leases). . . . . . . .      2145        757,033        6.
7.   Other real estate owned (from Schedule RC-M). . . . . . . . . . . . . .      2150          6,547        7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M). . . . . . . . . . . . . . . . . . . . .      2130        135,327        8.
9.   Customers' liability to this bank on acceptances outstanding. . . . . .      2155        512,763        9.
10.  Intangible assets (from Schedule RC-M). . . . . . . . . . . . . . . . .      2143        261,456       10.
11.  Other assets (from Schedule RC-F) . . . . . . . . . . . . . . . . . . .      2160      2,223,495       11.
12.  Total assets (sum of items 1 through 11). . . . . . . . . . . . . . . .      2170     58,137,708       12.




(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:     The First National Bank of Chicago
Call Date:  03/31/98 ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460
                    Page RC-2
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8
                         ---------



SCHEDULE RC-CONTINUED
                                                                 DOLLAR AMOUNTS IN
                                                                     THOUSANDS
                                                                 --------------
LIABILITIES
13.  Deposits:                                                                    RCON
     a. In domestic offices (sum of totals of columns A and C                     ----
        from Schedule RC-E, part 1). . . . . . . . . . . . . . . . . . .          2200     21,551,932       13.a
        (1) Noninterest-bearing(1) . . . . . . . . . . . . . . . . . . .          6631      9,361,049       13.a1
        (2) Interest-bearing . . . . . . . . . . . . . . . . . . . . . .          6636     12,190,883       13.a2
                                                                                  RCFN
     b. In foreign offices, Edge and Agreement subsidiaries, and                  ----
        IBFs (from Schedule RC-E, part II) . . . . . . . . . . . . . . .          2200     14,511,110       13.b
        (1) Noninterest bearing. . . . . . . . . . . . . . . . . . . . .          6631        604,859       13.b1
        (2) Interest-bearing . . . . . . . . . . . . . . . . . . . . . .          6636     13,906,251       13.b2
14.  Federal funds purchased and securities sold under agreements                 RCFD
     to repurchase:. . . . . . . . . . . . . . . . . . . . . . . . . . .          2800      3,887,022       14
                                                                                  RCON
15.  a. Demand notes issued to the U.S. Treasury . . . . . . . . . . . .          2840         63,092       15.a
                                                                                  RCFD
     b. Trading Liabilities(from Sechedule RC-D) . . . . . . . . . . . .          3548      5,918,194       15.b
                                                                                  RCFD
16.  Other borrowed money:                                                        ----
     a. With original maturity of one year or less . . . . . . . . . . .          2332      3,134,696       16.a
     b. With original  maturity of more than one year. . . . . . . . . .          A547        381,681       16.b
     c. With original maturity of more than three years. . . . . . . . .          A548        326,551       16.c

17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding . . . . . .          2920        512,763       18.
19.  Subordinated notes and debentures . . . . . . . . . . . . . . . . .          3200      2,000,000       19.
20.  Other liabilities (from Schedule RC-G). . . . . . . . . . . . . . .          2930      1,163,747       20.
21.  Total liabilities (sum of items 13 through 20). . . . . . . . . . .          2948     53,450,788       21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus . . . . . . . . . . .          3838              0       23.
24.  Common stock. . . . . . . . . . . . . . . . . . . . . . . . . . . .          3230        200,858       24.
25.  Surplus (exclude all surplus related to preferred stock). . . . . .          3839      3,107,585       25.
26.  a. Undivided profits and capital reserves . . . . . . . . . . . . .          3632      1,359,598       26.a
     b. Net unrealized holding gains (losses) on available-for-sale
        securities . . . . . . . . . . . . . . . . . . . . . . . . . . .          8434         18,975       26.b
27.  Cumulative foreign currency translation adjustments . . . . . . . .          3284            (96)      27.
28.  Total equity capital (sum of items 23 through 27) . . . . . . . . .          3210      4,686,920       28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28) . . . . . . . . . . . . . . .          3300     58,137,708       29.


Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that best describes the  most comprehensive level of
     auditing work performed for the bank by independent external                 RCFD
     auditors as of any date during 1996 . . . . . . . . . . . . . . . .          6724              2      M.1.


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 =  Review of the  bank's financial statements by external auditors
6 =  Compilation of the bank's financial statements by external auditors
7 =  Other audit procedures (excluding tax preparation work)
8 =  No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.